Exhibit 99.1

Weyerhaeuser announces final proration factor of 28.55 percent for shares tendered in exchange offer

FEDERAL WAY, Wash. (July 9, 2014) – Weyerhaeuser Company (NYSE: WY) today announced the final proration factor of approximately 28.55 percent for its exchange offer of Weyerhaeuser common shares. The exchange offer was in connection with the separation and combination of Weyerhaeuser’s homebuilding business, Weyerhaeuser Real Estate Company (“WRECO”), with a subsidiary of TRI Pointe Homes, Inc. (“TRI Pointe”). At 12:00 midnight, New York City time, on July 2, 2014, the exchange offer expired. On July 7, 2014, a subsidiary of TRI Pointe merged with and into WRECO, with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe.

A total of approximately 205,186,689 Weyerhaeuser common shares were validly tendered in the exchange offer, including approximately 322,303 shares tendered by odd-lot shareholders. Odd-lot shareholders were eligible for preferential treatment whereby their shares would be fully accepted in the offer without being subject to proration. All remaining validly tendered Weyerhaeuser common shares were accepted in the exchange on a pro rata basis using the final proration factor. Weyerhaeuser common shares that were validly tendered but not accepted for exchange will be returned to tendering shareholders.

Under the terms of the exchange offer, 100,000,000 WRECO common shares were available for distribution in exchange for Weyerhaeuser common shares accepted in the offer. The final exchange ratio for the exchange offer was set at 1.7003 common shares of WRECO for each Weyerhaeuser common share validly tendered and not properly withdrawn. In the merger, each WRECO common share automatically converted into the right to receive 1.297 shares of TRI Pointe common stock. Accordingly, Weyerhaeuser shareholders who tendered their Weyerhaeuser common shares as part of this offer received approximately 2.2053 shares of TRI Pointe common stock for each Weyerhaeuser common share accepted for exchange. Weyerhaeuser was able to accept approximately 58,813,151 Weyerhaeuser common shares for exchange in the offer, or approximately 10% percent of its outstanding shares.

Whole shares of TRI Pointe common stock in uncertificated form will be received by former Weyerhaeuser shareholders whose Weyerhaeuser common shares were accepted in the exchange. Under the terms of the exchange offer, fractional shares of TRI Pointe common stock will not be issued. Rather, fractional shares will be aggregated and sold by TRI Pointe’s transfer agent, with the net cash proceeds from the sale distributed to the respective tendering shareholders with fractional interests.

About Weyerhaeuser

Weyerhaeuser Company, a Washington corporation, is one of the world’s largest private owners of timberlands. Weyerhaeuser owns or controls nearly seven million acres of timberlands, primarily in the U.S., and manages another 13.9 million acres under long-term licenses in Canada. It manages these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. Weyerhaeuser is also one of the largest manufacturers of wood and specialty cellulose fibers products. Weyerhaeuser is a real estate investment trust. Its business segments are timberlands (which includes logs, chips and timber), wood products (which includes softwood lumber, plywood, veneer, oriented strand board, hardwood lumber, engineered lumber, raw materials and building materials distribution) and cellulose fibers (which includes fluff pulp, liquid packaging board and paper products). Weyerhaeuser generated revenues of $2.0 billion during the three months ended March 31, 2014 and $8.5 billion during the year ended December 31, 2013. Weyerhaeuser is listed on the Dow Jones World Sustainability Index, and the company’s common stock trades on the New York Stock Exchange under the symbol WY.

Forward-Looking Statements

This communication contains forward-looking statements concerning Weyerhaeuser Company (“Weyerhaeuser”) and TRI Pointe Homes, Inc. (“TRI Pointe”). These statements are based on various assumptions and the current expectations of the management of Weyerhaeuser and TRI Pointe, and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on the operations or financial condition of Weyerhaeuser or TRI Pointe. Forward-looking statements included herein are made as of the date hereof, and Weyerhaeuser and TRI Pointe undertake no obligation to publicly update or revise any forward-looking statement unless required to do so by the federal securities laws.

Some forward-looking statements discuss Weyerhaeuser’s and TRI Pointe’s plans, strategies and intentions. They use words such as “expects,” “may,” “will,” “believes,” “should,” “would,” “could,” “approximately,” “anticipates,” “estimates,” “targets,” “intends,” “likely,” “projects,” “positioned,” “strategy,” “future,” and “plans.” In addition, these words may use the positive or negative or other variations of those terms. Forward-looking statements in this document include statements regarding the expected effects on Weyerhaeuser, Weyerhaeuser Real Estate Company (“WRECO”) and TRI Pointe of the distribution of WRECO to Weyerhaeuser’s shareholders and combination of WRECO with a subsidiary of TRI Pointe (the “Transaction”), the anticipated benefits of the Transaction and whether the Transaction will be tax-free for Weyerhaeuser and its shareholders for U.S. federal income tax purposes. Forward-looking statements also include all other statements in this document that are not historical facts.

These statements are based on the current expectations of the management of Weyerhaeuser and TRI Pointe (as the case may be) and are subject to uncertainty and to changes in circumstances. Major risks, uncertainties and assumptions include, but are not limited to: risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; TRI Pointe’s ability to integrate WRECO successfully after the closing of the Transaction and to achieve anticipated synergies; the risk that disruptions from the Transaction will harm Weyerhaeuser’s or TRI Pointe’s businesses; the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages, and the strength of the U.S. dollar; and other factors described under “Risk Factors” in each of Weyerhaeuser’s and TRI Pointe’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.